Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-15820) and Registration Statements on Form S-8 (Nos. 333-24605, 333-81963, 333-85841, 333-94349, 333-67928, 333-83116, 333-91198, 333-123187, 333-123186, 333-136237, 333-150728, 333-158535 and 333-158536), and Registration Statements on Form S-4 (Nos. 333-67928, 333-81257) of International Game Technology of our report dated December 1, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Las Vegas, Nevada
December 1, 2010